Exhibit 10.5

Form of U.S. Performance-Based Restricted Stock Agreement (2014 Plan)

OM GROUP, INC.

PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of              , 201    , is by and between OM GROUP, INC. (the “Company”) and         (the “Participant”). All terms used in this Agreement with initial capital letters and not otherwise defined in this Agreement that are defined in the Company’s 2014 Equity and Incentive Compensation Plan (the “Plan”) shall have the meanings assigned to them in the Plan.

WHEREAS, the Company maintains the Plan for the purpose of attracting and retaining non-employee Directors, officers and other key executives and employee of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance;

WHEREAS, pursuant to the Plan, and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, this Agreement evidences and memorializes the Company’s grant to the Participant, effective as of              , 201    (the “Date of Grant”) of         performance-based shares of Restricted Stock (the “Restricted Stock”). Subject to the achievement of the Management Objectives described in Section 3 of this Agreement, the Participant may earn between 0% and 100% of the Restricted Stock.

NOW, THEREFORE, the Company and the Participant agree as follows:

1. Restrictions on Transfer of Restricted Stock. Subject to Section 15 of the Plan, the Participant shall not be entitled to sell, exchange, transfer, pledge, hypothecate, assign or otherwise dispose of the Restricted Stock until such time that such Restricted Stock has vested in accordance with this Agreement. Any attempted sale, exchange, transfer, pledge, hypothecation, assignment or other disposition of such Restricted Stock in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records.

2. Evidence of Award. Following execution of this Agreement, the Company shall cause the Restricted Stock to be represented either by a certificate issued in the name of the Participant or by electronic direct registration, registered in the name of the Participant. Such certificate or electronic registration shall bear the following legend, together with any other legend deemed necessary or desirable by the Company in order to comply with applicable laws or to ensure the enforceability of the provisions of the Plan or this Agreement:

The sale or other transfer of the shares represented by this certificate is subject to certain restrictions set forth in the Restricted Stock Agreement between                     (the registered owner) and OM Group, Inc., dated as of                     . A copy of such restrictions may be obtained from the Secretary of OM Group, Inc.

Any such stock certificate shall be held by the Company (or its designated agent) on behalf of the Participant until such time as the Restricted Stock has vested or is forfeited in accordance with this Agreement.

3. Rights Relating to Restricted Stock. The Restricted Stock shall constitute issued and outstanding shares of Common Stock, and the Participant shall be entitled to exercise voting rights pertaining to the Restricted Stock. In the event dividends are paid by the Company with respect to its Common Stock prior to such time as the Restricted Stock has vested in accordance with this Agreement, such dividends shall be distributed to and held by the Company (or its designated agent) in the same manner as the Restricted Stock and be either distributed to the Participant upon vesting of the Restricted Stock or forfeited in accordance with this Agreement. In the event that shares of Common Stock or other securities are distributed to owners of outstanding Common Stock by reason of a stock dividend, stock split, recapitalization or otherwise, such shares or securities received by the Participant shall be encompassed within the term “Restricted Stock” for purposes of this Agreement and the Participant shall deliver to the Company all such shares or securities received, to be held by the Company on behalf of the Participant subject to the same restrictions as the Restricted Stock.

4. Vesting of Restricted Stock.

4.1 Normal Vesting. Subject to Sections 4.2 through 4.5 of this Agreement, the Restricted Stock will vest (meaning that the restrictions set forth in this Agreement shall no longer be applicable and the Restricted Stock shall no longer be subject to forfeiture as provided in this Agreement) based on the relative achievement of the Management Objective(s) approved by the Committee on the Date of Grant (the “Performance Targets”) for the performance period from January 1, 20    through December 31, 20    (the “Performance Period”) as follows:

(a) The applicable percentage of the Restricted Stock that shall be earned by the Participant for the Performance Period shall be determined by reference to the Performance Matrix for the Performance Period approved by the Committee on the Date of Grant and communicated to the Participant in writing (the “Performance Matrix”) if the Participant remains continuously employed by either the Company or any Subsidiary until the end of the Performance Period. For purposes of this Agreement, the continuous employment of the Participant with the Company or any Subsidiary will not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of the Participant’s employment among the Company and its Subsidiaries;

(b) In the event that achievement with respect to one of the Performance Targets is between the performance levels specified in the Performance Matrix, the applicable percentage of the Restricted Stock that shall be earned by the Participant for the Performance Period for that particular Performance Target shall be determined by the Committee using straight-line mathematical interpolation;

(c) To the extent the Performance Targets are not achieved by the end of the Performance Period, then the Restricted Stock evidenced by this Agreement will be forfeited without compensation or other consideration. The vesting of the Restricted Stock pursuant to this Section 4.1 shall be contingent upon a determination of the Committee that the Performance Metrics have been satisfied; and

(d) In the absence of a prior forfeiture of the Restricted Stock pursuant to this Agreement, as promptly as practicable after the Restricted Stock vests and compliance with Section 6 of this Agreement, the Company shall, if applicable, cause a new certificate or certificates to be issued in the name of the Participant, or the Participant’s designee, in exchange for the certificate for the Restricted Stock that is described in Section 3 of this Agreement. Such new certificate shall not contain the legend set forth in Section 3 of this Agreement but may contain any other legend the Company believes is appropriate in order to comply with applicable securities law requirements.

4.2 Pro-Rata Vesting Due to Death or Becoming Disabled. If, prior to the end of the Performance Period, the Participant dies or becomes Disabled while in the employ of the Company or any Subsidiary, then, to the extent that the Restricted Stock has not previously been forfeited, a pro-rata number of shares of Restricted Stock shall remain eligible for vesting after the end of the Performance Period, with such pro-rata number of shares of Restricted Stock being determined by multiplying (a) the number of shares of Restricted Stock in which the Participant would have vested in accordance with the terms and conditions of Section 4.1 if the Participant had remained in the continuous employment of the Company or any Subsidiary from the Date of Grant until the end of the Performance Period (or the occurrence of a Change in Control to the extent a Replacement Award is not provided) by (b) a fraction (i) the numerator of which is the total number of calendar days in the period commencing with the start of the Performance Period and ending on the date of such death or the date on which the Participant became Disabled and (ii) the denominator of which is the number of days in the Performance Period, with any fractional share rounded down to the nearest whole number. The balance of the Restricted Stock evidenced by this Agreement and not subject to pro-rata eligibility for vesting under this Section 4.2 shall be immediately forfeited without compensation or other consideration. For purposes of this Agreement, the Participant shall be considered to have become “Disabled” if the Participant has qualified for a long-term disability benefit under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program, and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.

4.3 Pro-Rata Vesting Due to Retirement. If the Participant ceases to be employed by the Company or any Subsidiary prior to the end of the Performance Period due to the Participant’s retirement in accordance with any retirement plan or policy of the Company or any Subsidiary (“Retirement”), then, to the extent that the Restricted Stock has not previously been forfeited, a pro-rata number of shares of Restricted Stock shall remain eligible for vesting after the end of the Performance Period, with such pro-rata number of shares of Restricted Stock being determined by multiplying (a) the number of shares of Restricted Stock in which the Participant would have vested in accordance with the terms and conditions of Section 4.1 if the Participant had remained in the continuous employment of the Company or any Subsidiary from the Date of Grant until the end of the Performance Period (or the occurrence of a Change in Control to the extent a Replacement Award is not provided) by (b) a fraction (i) the numerator of which is the total number of calendar days in the period commencing with the start of the Performance Period and ending on the date of such Retirement and (ii) the denominator of which is the number of days in the Performance Period, with any fractional share rounded down to the nearest whole number. The balance of the Restricted Stock evidenced by this Agreement and not subject to pro-rata eligibility for Vesting under this Section 4.3 shall be immediately forfeited without compensation or other consideration.

4.4	Accelerated Vesting in Connection with a Change in Control.

(a) Upon a Change in Control occurring after the Date of Grant but prior to the end of the Performance Period, if the Participant has been continuously employed by either the Company or any Subsidiary between the Date of Grant and the date of such Change in Control, to the extent that the Restricted Stock has not previously been forfeited, the Restricted Stock shall vest in full at the target level (50% of the Restricted Stock), except to the extent that a Replacement Award is provided to the Participant to replace, continue or adjust the outstanding Restricted Stock (the “Replaced Award”). If the Participant is provided with a Replacement Award in connection with the Change in Control, then if, upon or after receiving the Replacement Award, the Participant’s employment with the Company or any Subsidiary (or any of their successors after the Change in Control) (as applicable, the “Successor”) is terminated by the Participant for Good Reason or by the Successor other than for Cause (excluding, for the avoidance of doubt, termination due to the Participant’s death, Disability, retirement or voluntary resignation), in each case within a period of two years after the Change in Control but prior to the end of the Performance Period, to the extent that the Replacement Award has not previously been forfeited, (i) the Replacement Award will vest in full at the target level (50% of the Restricted Stock).

(b) For purposes of this Agreement, a “Replacement Award” means an award (i) of the same type (i.e., performance-based restricted stock) as the Replaced Award, (ii) that has a value at least equal to the value of the Replaced Award, (iii) that relates to publicly traded equity securities of the Successor in the Change in Control (or another entity that is affiliated with the Successor following the Change in Control), (iv) the tax consequences of which for such Participant under the Code, if the Participant is subject to U.S. federal income tax under the Code, are not less favorable to the Participant than the tax consequences of the

Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent change in control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or ceasing to be exempt from Section 409A of the Code, if applicable. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding two sentences are satisfied. The determination of whether the conditions of this Section 4.4(b) are satisfied will be made in good faith by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c) For purposes of this Agreement, “Cause” has the meaning set forth in the Participant’s employment, change in control, or severance agreement, as applicable (in that order), or otherwise means: (i) the Participant’s gross negligence or serious misconduct (including, without limitation, any criminal, fraudulent or dishonest conduct) that is or may be injurious to the Successor; or (ii) the Participant being convicted of, or entering a plea of nolo contendere to, any crime that constitutes a felony or involves moral turpitude; or (iii) the Participant’s breach of a written agreement between the Participant and the Successor; or (iv) the Participant’s willful and continued failure to perform the Participant’s duties on behalf of the Successor; or (v) the Participant’s material breach of a written policy of the Successor.

(d) For purposes of this Agreement, “Good Reason” means: (i) a material change in the geographic location at which the Participant must perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change of Control; (ii) a material diminution in the Participant’s base compensation from the level immediately prior to the Change of Control; or (iii) a material diminution in the Participant’s authority, duties, or responsibilities from the level immediately prior to the Change of Control; provided, however, that no termination shall be deemed to be for Good Reason unless (x) the Participant provides the Successor with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety (90) days after the initial existence of the occurrence of such facts or circumstances, (y) the Successor has failed to cure such facts or circumstances within thirty (30) days of its receipt of such written notice, and (z) the effective date of the termination for Good Reason occurs no later than one hundred fifty (150) days after the initial existence of the facts or circumstances constituting Good Reason.

(e) If a Replacement Award is provided, notwithstanding anything in this Agreement or the Plan to the contrary, any outstanding Restricted Stock that at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested at the time of such Change in Control.

4.5 Forfeiture Upon Other Terminations of Employment. Any Restricted Stock that has not vested pursuant to Section 4 of this Agreement on or prior to the end of the Performance Period will be forfeited automatically and without further notice on such date without compensation or any other consideration (or earlier if, and on such date that, the Participant ceases to be an employee of the Company or any Subsidiary prior to the end of the Performance Period for any reason other than as described in Sections 4.2 through 4.4 of this Agreement). For purposes of this Section 4, the Participant shall have ceased to be employed by the Company or any Subsidiary when the Participant no longer has the right or obligation to perform services in such capacity, notwithstanding the continuation of any employment agreement for any other purpose or the continuation of compensation or benefits under any such employment agreement or otherwise.

5. Tax Withholding. Subject to Section 16 of the Plan, to the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by the Participant or other person under the Restricted Stock, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If the Participant fails to make arrangements for the payment of such tax, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld from the Restricted Stock vesting. Notwithstanding the foregoing, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by the Participant. The shares used for tax withholding will be valued at an amount equal to the market value of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the market value of the Common Stock to be withheld and delivered pursuant to this Section 5 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

6. Adjustments. The Committee shall make or provide for such adjustments in the number of shares of Common Stock covered by the Restricted Stock and in the kind of shares covered by the Restricted Stock as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Participant that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or

(c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, shall provide in substitution for the Restricted Stock such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Restricted Stock in a manner that complies with Section 409A of the Code. Any action taken by the Committee pursuant to this Section 6 will only be taken to the extent it does not result in the Restricted Stock failing to comply with or ceasing to be exempt from Section 409A of the Code.

7. Special Incentive Compensation. The Participant agrees that the award of the Restricted Stock is special incentive compensation and that it, any dividend equivalents paid thereon (even if treated as compensation for tax purposes) and any other property received on account of such Restricted Stock will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

8. Relationship to the Plan. This Agreement is subject to the terms of the Plan and any related administrative policies or procedures adopted by the Company. If there is any inconsistency between this Agreement and the Plan or any such administrative policies or procedures, the Plan and the policies or procedures, in that order, shall govern (except that, with respect to Section 4.4 of this Agreement, the terms of this Agreement shall govern in the case of an inconsistency between Section 4.4 of this Agreement and the Plan).

9. No Effect on Employment Relationship. This Agreement is not intended to have any effect upon the Participant’s employment relationship with the Company or any Subsidiary. Nothing in this Agreement shall interfere with or affect the rights of the Company or the Participant under any employment agreement or confer upon the Participant any right to continued employment with the Company or any Subsidiary.

10. Forfeiture upon Termination due to Violation of the Code of Conduct and Ethics. Notwithstanding any other provisions of this Agreement, if the Participant’s employment with the Company or any Subsidiary is terminated on account of a violation of the Company’s Code of Conduct and Ethics, the Restricted Stock will be forfeited upon such termination.

11. Binding Effect. Subject to the provisions of the Plan, this Agreement shall inure to the benefit of and be binding upon the Participant and the Company and their respective heirs, legal representatives, successors and assigns.

12. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent (provided, however, that the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code). No amendment, modification, waiver or release of or under this Agreement will be effective unless evidenced by an instrument in writing signed by each of the Company and the Participant.

13. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

14. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. This Agreement and the Plan shall be interpreted in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

15. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

16. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PARTICIPANT		OM GROUP, INC.

By:		By:
	[NAME]		[NAME]

		Title:	[TITLE]